UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NATURAL ALTERNATIVES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1007839
(State of incorporation)	(IRS Employer Identification No.)

1185 Linda Vista Drive

San Marcos, California 92078

(Address of principal executive offices)

1994 Nonqualified Stock Option Plan

(Full title of the plan)

John R. Reaves, Jr.

Chief Financial Officer

Natural Alternatives International, Inc.

1185 Linda Vista Drive

San Marcos, California 92078

(760) 744-7340

(Name, address and telephone number, including area code, of agent for service)

Copy to:

David A. Fisher, Esq.

Fisher Thurber LLP

4225 Executive Square, Suite 1600

La Jolla, CA 92037

(858) 535-9400

DEREGISTRATION OF SHARES

On February 15, 1996, Natural Alternatives International, Inc. (“NAI”) filed with the United States Securities and Exchange Commission (“SEC”) a registration statement on Form S-8 (file no. 333-00947) (“Registration Statement”) to register 500,000 shares of NAI’s common stock issuable under NAI’s 1994 Nonqualified Stock Option Plan (“1994 Plan”). The 1994 Plan has been terminated. NAI hereby files this Post-Effective Amendment No. 1 to its Registration Statement solely for the purpose of deregistering 296,000 shares of common stock previously registered pursuant to the Registration Statement that remained unissued upon the termination of the 1994 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Marcos, State of California, on February 21, 2006.

NATURAL ALTERNATIVES INTERNATIONAL, INC.

By:	/s/ Mark A. LeDoux
Mark A. LeDoux, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Mark A. LeDoux (Mark A. LeDoux)	Chief Executive Officer and Chairman of the Board of Directors (principal executive officer)	February 21, 2006

/s/ John R. Reaves (John R. Reaves)	Chief Financial Officer (principal financial and accounting officer)	February 21, 2006

/s/ Joe E. Davis (Joe E. Davis)	Director	February 21, 2006

/s/ Alan G. Dunn (Allan G. Dunn)	Director	February 21, 2006

/s/ Alan Lane (Alan Lane)	Director	February 21, 2006

/s/ Lee G. Weldon (Lee G. Weldon)	Director	February 21, 2006